UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2018

Date of Report (Date of earliest event reported)

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices)

(972) 476-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2018, Spirit Realty Capital, Inc. (the “Company”) completed the previously announced spin-off of Spirit MTA REIT (“SMTA”). In connection with the spin-off, the Company and/or certain of its subsidiaries entered into several agreements with SMTA that govern the relationship among the parties following the spin-off, including the following:

•	Asset Management Agreement

•	Tax Matters Agreement

•	Insurance Sharing Agreement

•	Registration Rights Agreement

A summary of each of the above agreements are set forth below. Each such summary is qualified in its entirety by reference to the Asset Management Agreement, Tax Matters Agreement, Insurance Sharing Agreement and Registration Rights Agreement, attached hereto as Exhibits 10.1 through 10.4, respectively, each of which is incorporated by reference herein.

Asset Management Agreement

On May 31, 2018, Spirit Realty, L.P. (“SRLP” or the “Manager”), a subsidiary of the Company, entered into the Asset Management Agreement with SMTA. Under the terms of the Asset Management Agreement, the Manager provides a management team that is responsible for implementing SMTA’s business strategy and performing certain services for SMTA, subject to oversight by SMTA’s board of trustees. SMTA does not have any employees. SMTA’s officers and the other individuals who execute its business strategy are employees of the Manager or its affiliates. The Manager’s duties, subject to the supervision of SMTA’s board of trustees, include: (i) performing all of SMTA’s day-to-day functions, (ii) sourcing, analyzing and executing on investments and dispositions, (iii) determining investment criteria, (iv) performing liability management duties, including financing and hedging, and (v) performing financial and accounting management. For its services, the Manager is entitled to an annual management fee and incentive compensation, a promoted interest under certain circumstances, as well as a termination fee.

SMTA specifically reserves to a simple majority of its independent trustees certain specified powers, including: (i) the authority to determine or change the strategic direction of the company at any time and in the sole discretion of the board of trustees; (ii) the approval of prospective investments, to the extent required by SMTA’s investment manual or conflicts of interest policy; it being understood that the board of trustees will have the power to reject prospective investments, even if such investments comply with the criteria outlined in the investment manual; (iii) the approval or disapproval of prospective dispositions of investments, to the extent required by the investment manual; (iv) the approval of the terms of loan documents for SMTA’s financings; (v) the approval of SMTA’s annual budget; (vi) the approval of any material transaction between SMTA and the Manager and its affiliates, other than transactions pursuant to the Asset Management Agreement, the Property Management Agreement and other transactions in effect as of the distribution date for the spin-off; and (vii) the issuance of equity or debt securities by SMTA.

Management Fee and Incentive Compensation

SMTA will pay the Manager an annual management fee of $20.0 million, payable in equal monthly installments, in arrears; provided, however, that (1) in the event of a Management Fee PIK Event arising under clause (i) of the definition thereof, the portion of the monthly installment of the management fee that is necessary for SMTA to have sufficient funds to declare and pay dividends in cash required to be paid in cash in order for SMTA to maintain its status as a REIT under the Code and to avoid incurring income or excise taxes will, during the occurrence and continuation of any such Management Fee PIK Event, be payable in a number of 10% series A preferred shares of beneficial interest, par value $0.01 per share (“Series A Preferred Shares”), of SMTA determined by dividing such portion of the management fee by the liquidation preference of the Series A Preferred Shares rounded down to the nearest whole share and (2) in the event of a Management Fee PIK Event arising under clause (ii) of the definition thereof, the entire monthly installment of the management fee will, during the occurrence and continuation of any such Management Fee PIK Event, be payable in a number of Series A Preferred Shares determined by dividing the management fee by the liquidation preference of the Series A Preferred Shares rounded down to the nearest whole share. A Management Fee PIK Event means (i) the good faith determination by SMTA’s board of trustees that forgoing the payment of all or any portion of the monthly installment of the management fee is necessary for SMTA to have sufficient funds to declare and pay dividends in cash required to be paid in cash in order for it to maintain its status as a REIT under the Code and to avoid incurring income or excise taxes, or (ii) the occurrence and continuation of an “Early Amortization Event,” “Event of Default” or “Sweep Period,” in each case, as defined pursuant under the Second Amended and Restated Master Indenture, dated as of May 20, 2014, among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Citibank, N.A., as amended and supplemented from time to time.

SMTA’s board of trustees will also have the authority to make recommendations of annual equity awards to the Manager or its affiliates or directly to employees, officers, consultants, affiliates or representatives of the Manager and to SMTA’s dedicated chief executive officer, chief financial officer and non-employee trustees, based on the achievement by SMTA of certain financial or other objectives. SMTA may choose to issue such compensation in the form of equity awards in its securities or those of its operating partnership.

Promote

In addition to the annual management fee, the Manager is entitled to receive a promote payment based on meeting certain shareholder return thresholds. The promote payment is due upon the earliest of (i) a termination of the Asset Management Agreement by SMTA without cause, (ii) a termination of the Asset Management Agreement by the Manager for cause (including upon a change in control), and (iii) the date that is 36 full calendar months after the distribution date.

Term

The Asset Management Agreement has an initial three-year term and is automatically renewed for one-year terms thereafter unless terminated either by SMTA or by the Manager.

Termination

Termination without cause by SMTA. SMTA may terminate the Asset Management Agreement at any time upon 180-day written notice to the Manager informing it of its intention to terminate the Asset Management Agreement. Effective on the termination date of the Asset Management Agreement by SMTA without cause, SMTA and the Manager will enter into a transition services agreement, upon mutually acceptable terms, that will be in effect until the date that is eight months after the date of the termination of the Asset Management Agreement. For its services under the transition services agreement, SMTA will pay the Manager the management fee, pro rated for the eight-month term of the transition services agreement.

Termination without cause by the Manager. The Manager may terminate the Asset Management Agreement upon 180-day notice prior to the expiration of the original term or any renewal term.

Termination for cause by SMTA. SMTA may terminate the Asset Management Agreement upon 30-day notice to the Manager if (i) there is a commencement of any proceeding relating to the Manager’s bankruptcy or insolvency, (ii) the Manager dissolves as an entity or (iii) the Manager commits fraud against SMTA, misappropriates or embezzles its funds or acts in a manner constituting bad faith, willful misconduct or gross negligence in the performance of its duties under the Asset Management Agreement (unless such actions or omissions are caused by an employee of the Manager and the Manager takes appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of the Manager’s actual knowledge of their actions or omissions).

Termination for cause by the Manager. The Manager may terminate the Asset Management Agreement upon 60-day prior notice in the event that SMTA is in default in the performance or observance of any material term, condition or covenant contained in the Asset Management Agreement and such default continues for a period of 30 days after such notice specifying such default and requesting that the same be remedied within 30 days. The Manager may also terminate the Asset Management Agreement in its sole discretion effective immediately concurrently with or within 90 days following a change in control or a non-cause termination of the Second Amended and Restated Property Management and Servicing Agreement dated May 20, 2014, by and among the Manager, Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Midland Loan Services, as amended (the “Property Management and Servicing Agreement”), in each case upon 30-days’ prior notice to SMTA.

Termination Fee

In the event that the Asset Management Agreement is terminated (a) by SMTA without cause or (b) by the Manager for cause (including upon a change in control), SMTA will pay to the Manager, on the effective termination date or as promptly thereafter as practicable, a termination fee equal to 1.75 times the sum of (x) the management fee for the 12 full calendar months preceding the effective termination date, plus (y) all fees due to the Manager or its affiliates under the Property Management and Servicing Agreement for the 12 full calendar months preceding the effective termination date.

Expenses

The Manager is responsible for certain enumerated expenses incurred in connection with the performance of its duties under the Asset Management Agreement: (i) employment expenses of the personnel employed by the Manager, including the base salary, cash incentive compensation and other employment expenses of SMTA’s dedicated chief executive officer and dedicated chief financial officer (excluding any equity compensation granted by SMTA); (ii) fees and travel and other expenses of officers and employees of the Manager, with certain exceptions; (iii) rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses of the Manager, except to the extent such expenses relate solely to an office maintained by SMTA separate from the office of the Manager; and (iv) miscellaneous administrative expenses relating to the performance by the Manager of its obligations.

SMTA is generally responsible for paying all of its expenses, except those specifically required to be borne by the Manager under the Asset Management Agreement.

Assignment

The Asset Management Agreement will terminate automatically in the event of an assignment, in whole or in part, by the Manager, unless such assignment is made with the consent of a majority of SMTA’s independent trustees. No consent is required in the case of an assignment by the Manager to an entity whose business and operations are managed or supervised by the Company. The Manager will continue to be liable to SMTA for all errors or omissions of any assignee that is managed or supervised by the Company but will not be liable for errors or omissions of any other successor manager. SMTA may not assign the Asset Management Agreement without the prior written consent of the Manager, except in the case of assignment to another REIT or other organization that is SMTA’s successor (by merger, consolidation or purchase of assets).

Tax Matters Agreement

On May 31, 2018, we entered into a Tax Matters Agreement with SMTA that governs the respective rights, responsibilities and obligations of SMTA and us after the spin-off with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and certain other matters regarding taxes.

Our obligations under the Tax Matters Agreement are not limited in amount or subject to any cap. Further, even if we are not responsible for tax liabilities of SMTA and its subsidiaries under the Tax Matters Agreement, we nonetheless could be liable under applicable law for such liabilities. If we are required to pay any liabilities under the circumstances set forth in the Tax Matters Agreement or pursuant to applicable tax law, the amounts may be significant.

Under the Tax Matters Agreement and subject to certain exceptions, SMTA generally will be liable for, and will indemnify us against, taxes attributable to the ownership and operation of SMTA’s assets after the spin-off, and we will generally be liable for, and will indemnify SMTA against, taxes attributable to the ownership and operation of such assets prior to and as a result of the spin-off.

Insurance Sharing Agreement

On May 31, 2018, the Company and the Manager entered into the Insurance Sharing Agreement with SMTA which provides for the addition of SMTA as a named insured under the Company’s existing insurance policies until their expiration, and will give the Manager the authority to procure joint blanket insurance policies for the Company and SMTA thereafter. Such blanket insurance policies will include, without limitation, general liability, automobile liability, umbrella liability, property and environmental liability policies. The premiums for the insurance policies will be allocated between the Company and SMTA in accordance with the methodology set forth in the Insurance Sharing Agreement. Additionally, the Manager will have the authority to procure separate director and officer insurance policies with separate premiums for the Company and SMTA. The Manager will not receive any compensation for the services provided under the Insurance Sharing Agreement. The Insurance Sharing Agreement will have an initial three-year term and will be automatically renewed for one-year terms thereafter unless terminated by either us or SMTA. The Insurance Sharing Agreement will be fully assignable by the Manager to one of its affiliates but will not be assignable by any other party without the written consent of all of the other parties thereto.

Registration Rights Agreement

On May 31, 2018, in connection with issuance of $150 million of Series A Preferred Shares to SRLP and one of its affiliates, SMTA entered into a registration rights agreement with SRLP, pursuant to which SMTA will provide for customary registration rights with respect to the Series A preferred shares, including the following:

Shelf Registration

SMTA will prepare and file not later than June 1, 2019, a “shelf registration statement” with respect to the resale of all Series A Preferred Shares held by SRLP or its affiliates (or their permitted assignees or transferees) (collectively, the “holders”) on an appropriate form that SMTA is then eligible to use for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Unless the shelf registration statement becomes automatically effective, SMTA will use its reasonable best efforts to cause it to be declared effective as promptly as reasonably practicable after the filing thereof, and, subject to certain limitations, to keep it continuously effective for a period ending when all Series A Preferred Shares are no longer registrable securities under the registration rights agreement.

Demand Registrations

Beginning on August 1, 2019 and from time to time so long as there are any registrable Series A Preferred Shares outstanding, if SMTA is not eligible to file a shelf registration statement, if SMTA has not caused a shelf registration statement to be declared effective or if the shelf registration statement ceases to be effective, the holders may require that SMTA registers their Series A Preferred Shares pursuant to a registration statement on an appropriate form that SMTA is then eligible to use (a “demand registration statement”). SMTA will use its reasonable best efforts to cause the demand registration statement to be declared effective as promptly as reasonably practicable after the filing thereof.

Qualified Offerings

If requested by the holders, SMTA will undertake one or more registered offerings to an underwriter on a firm commitment basis for reoffering and resale to the public, in a “bought deal” with an investment bank or in a block trade with a broker-dealer. Unless consented to by the holders, neither SMTA nor any shareholder of SMTA (other than the holders) may include securities in such offerings.

Listing

SMTA will use its reasonable best efforts to cause all Series A Preferred Shares covered by a shelf registration statement or a demand registration statement to be listed on a securities exchange or national quotation system, subject to listing standards of such securities exchange or national quotation system.

Expenses and Indemnification

SMTA will pay all third-party registration expenses related to the registration of Series A Preferred Shares under the registration rights agreement and the performance of its obligations thereunder (including the fees and disbursements of counsel to SRLP), other than any underwriting fees, discounts or commissions related to sales Series A Preferred Shares. SMTA will also indemnify the holders against certain liabilities that may arise under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the spin-off, each outstanding Company performance share award (the “Performance Share Awards”) granted under the Company’s Amended and Restated 2012 Incentive Award Plan, as amended (the “Plan”), including Performance Share Awards held by Jackson Hsieh, Jay Young, and Michael Hughes, each of whom is a named executive officer of the Company, was adjusted to cover a “target” number of Company shares such that the pre-spin-off value of the Performance Share Award was approximately preserved.

In addition, each holder of a Performance Share Award entered into a letter agreement acknowledging and agreeing that the spin-off would not result in a payment with respect to a “dividend equivalent” granted in tandem with any such award

Item 8.01. Other Events.

On June 1, 2018, the Company issued a press release announcing the completion of the spin-off of SMTA. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The company intends to use $9.3785, the Volume Weighted Average Price for June 1, 2018 for the SMTA common shares, as the taxable value of the SMTA shares distributed in the spin-off.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Asset Management Agreement between Spirit Realty, L.P. and Spirit MTA REIT

10.2	Tax Matters Agreement between Spirit Realty Capital, Inc. and Spirit MTA REIT

10.3	Insurance Sharing Agreement between Spirit Realty, L.P., Spirit Realty Capital, Inc. and Spirit MTA REIT

10.4	Registration Rights Agreement between Spirit Realty, L.P. and Spirit MTA REIT

99.1	Press release dated June 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spirit Realty Capital, Inc.

Date: June 5, 2018	By:	/s/ Michael Hughes
	Name:	Michael Hughes
	Title:	Executive Vice President, Chief Financial Officer and Treasurer